Exhibit 99

[LOGO] Marine Products Corporation

           MARINE PRODUCTS CORPORATION REPORTS SECOND QUARTER RESULTS

o     Net sales for the quarter increased 19.7 percent over prior year

o Diluted Earnings per share for the quarter were $0.20, an increase of 25.0 percent over prior year

ATLANTA, July 27, 2005 - Marine Products Corporation (NYSE: MPX) announced its unaudited results for the quarter ended June 30, 2005. Marine Products is a leading manufacturer of fiberglass boats under two brand names: sterndrive and inboard pleasure boats by Chaparral, including SSi Sportboats, Sunesta Deckboats, and Signature Cruisers, and outboard sport fishing boats by Robalo.

For the quarter ended June 30, 2005, Marine Products generated net sales of $77,566,000, a 19.7 percent increase compared to $64,775,000 last year. The increase in net sales was due to a 9.7 percent increase in the number of boats sold, an 8.7 percent increase in the average selling price per boat, and an increase in parts and accessories sales. Most product lines experienced increased unit sales. All product lines experienced higher average selling prices, due to increased sales of larger boats and price increases instituted at the beginning of 2005. Gross profit for the quarter was $19,875,000, or 25.6 percent of net sales, compared to $16,971,000, or 26.2 percent of net sales, in the prior year. The reduction in gross profit as a percentage of net sales was due to dealer incentives primarily related to model mix, and retail promotional programs.

Operating income for the quarter was $10,844,000, a 14.4 percent increase compared to the second quarter last year due to higher gross profit, partially offset by higher selling, general and administrative expenses. Operating income was 14.0 percent of net sales for the quarter compared to 14.6 percent of net sales in the prior year. Selling, general and administrative expenses increased primarily due to costs that vary with sales and profitability, such as incentive compensation and warranty expense, as well as higher public company compliance costs, including the costs associated with the original listing on the New York Stock Exchange.

Net income for the quarter ended June 30, 2005 was $7,956,000, a 24.4 percent increase compared to $6,396,000 in the prior year. Net income increased due to higher operating income, higher interest income, and a lower income tax rate. The effective tax rate during the second quarter was 29.3 percent compared to
33.3 percent in the prior year; this decrease was due primarily to the effect of tax return amendments. The tax rate

Page 2
2nd Quarter 2005 Press Release

change increased net income by $448,000, or $0.01 per diluted share. Diluted earnings per share for the quarter were $0.20, a 25.0 percent increase compared to $0.16 diluted earnings per share in the prior year.

Net sales for the six months ended June 30, 2005 were $150,152,000, an 18.6 percent increase from the first six months of 2004. Net income for the six-month period increased 22.7 percent to $14,773,000 or $0.36 diluted earnings per share compared to $12,042,000 or $0.30 diluted earnings per share in the prior year.

Richard A. Hubbell, Marine Products' Chief Executive Officer stated, "We have just finished the 2005 model year. It was marked by strong customer demand and high production levels. As we manage the transition to the 2006 model year, we are pleased to be introducing five new models, including three Robalo models, one new cruiser, and a large sportboat. We are preparing for our dealer conferences, and are closely monitoring dealer inventories, order backlog, and other industry indicators.

Hubbell continued, "At the end of the quarter, dealer inventories were higher than they were at this time last year, but this is understandable given our higher production and retail sales levels. Dealer inventories were lower than anticipated last year given the higher demand our dealers experienced at retail. Our balance sheet inventory is higher to support higher production levels, and it includes certain large component purchases in advance prior to quarter-end to avoid price increases. We only produce to firm orders from our dealers and our finished goods inventory only includes undelivered pre-sold units to dealers.

Hubbell continued, "During the second quarter we were pleased to complete our listing application and begin trading on the New York Stock Exchange. We also invested over seven million dollars in the re-purchase of Marine Products' common stock, the highest quarterly re-purchase amount since the inception of this program over four years ago. We continue to evaluate this and other capital allocation strategies that we believe to be in the best interests of our shareholders."

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive and inboard pleasure boats and Robalo sport fishing boats, and continues to diversify its product line through product innovation and strategic acquisition. With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value. For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

Page 3
2nd Quarter 2005 Press Release

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding our ability to decrease production to maintain appropriate dealer inventories, increase our market share, and build long-term shareholder value. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Marine Products Corporation to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. These risks include possible decreases in the level of consumer confidence impacting discretionary spending, increased interest rates, changes in consumer preferences, deterioration in the quality of Marine Products' network of independent boat dealers or availability of financing of their inventory, and competition from other boat manufacturers and dealers. Additional discussion of factors that could cause the actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in Marine Products' Form 10-K, filed with the Securities and Exchange Commission for the year ending December 31, 2004.

For information contact:

BEN M. PALMER
Chief Financial Officer
404.321.7910
irdept@marineproductscorp.com

JIM LANDERS
Corporate Finance
404.321.2162
jlanders@marineproductscorp.com

Page 4
2nd Quarter 2005 Press Release

MARINE PRODUCTS CORPORATION AND SUBSIDIARIES

---------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF INCOME  (In thousands except per share data)
------------------------------------------------------------------------------------------------------------------------------------
Periods ended June 30, (Unaudited)                                Second Quarter                             SIX MONTHS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       BETTER                               BETTER
                                                                 2005        2004      (WORSE)       2005         2004      (WORSE)
------------------------------------------------------------------------------------------------------------------------------------
Net Sales                                                      $77,566     $64,775      19.7%      $150,152     $126,605      18.6%
Cost of Goods Sold                                              57,691      47,804     (20.7)       111,329       93,911     (18.5)
------------------------------------------------------------------------------------------------------------------------------------
Gross Profit                                                    19,875      16,971      17.1         38,823       32,694      18.7
Selling, General and Administrative Expenses                     9,031       7,496     (20.5)        17,878       14,655     (22.0)
------------------------------------------------------------------------------------------------------------------------------------
Operating Income                                                10,844       9,475      14.4         20,945       18,039      16.1
Interest Income                                                    412         114     261.4            703          236     197.9
------------------------------------------------------------------------------------------------------------------------------------
Income Before Income Taxes                                      11,256       9,589      17.4         21,648       18,275      18.5
Income Tax Provision                                             3,300       3,193      (3.4)         6,875        6,233     (10.3)
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                     $ 7,956     $ 6,396      24.4%      $ 14,773     $ 12,042      22.7%
====================================================================================================================================

EARNINGS PER SHARE
  Basic                                                        $  0.21     $  0.17      23.5%      $   0.38     $   0.31      22.6%
                                                               =============================       =================================
  Diluted                                                      $  0.20     $  0.16      25.0%      $   0.36     $   0.30      20.0%
                                                               =============================       =================================
AVERAGE SHARES OUTSTANDING
  Basic                                                         38,520      38,493                   38,561       38,366
                                                               ===================                 =====================
  Diluted                                                       40,631      40,823                   40,797       40,708
                                                               ===================                 =====================

Page 5
2nd Quarter 2005 Press Release

MARINE PRODUCTS CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------
CONSOLIDATED BALANCE  SHEETS
--------------------------------------------------------------------------------
At June 30, (Unaudited)                                        (in thousands)
--------------------------------------------------------------------------------
                                                             2005          2004
--------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                                $  41,303    $  34,785
Marketable securities                                        5,419        2,319
Accounts receivable, net                                     5,451        6,354
Inventories                                                 31,741       24,807
Income taxes receivable                                        585        1,696
Deferred income taxes                                        3,109        2,571
Prepaid expenses and other current assets                    1,302          698
--------------------------------------------------------------------------------
  Total current assets                                      88,910       73,230
--------------------------------------------------------------------------------
Property, plant and equipment, net                          17,730       18,079
Goodwill and other intangibles, net                          3,758        3,798
Marketable securities                                        6,048        5,910
Deferred income taxes                                          394         --
Other assets                                                 3,977        2,220
--------------------------------------------------------------------------------
  Total assets                                           $ 120,817    $ 103,237
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                         $   7,988    $   7,522
Other accrued expenses                                      14,654       11,709
--------------------------------------------------------------------------------
  Total current liabilities                                 22,642       19,231
Pension liabilities                                          4,094        2,157
Deferred income taxes                                         --          1,227
Other long-term liabilities                                  1,654        1,599
--------------------------------------------------------------------------------
  Total liabilities                                         28,390       24,214
--------------------------------------------------------------------------------
Common stock                                                 3,879        3,897
Capital in excess of par value                              29,725       35,307
Retained earnings                                           63,732       42,391
Accumulated other comprehensive loss                          (913)        (549)
Deferred compensation                                       (3,996)      (2,023)
--------------------------------------------------------------------------------
  Total stockholders' equity                                92,427       79,023
--------------------------------------------------------------------------------
  Total liabilities and stockholders' equity             $ 120,817    $ 103,237
================================================================================

Page 6
2nd Quarter 2005 Press Release

MARINE PRODUCTS CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
SIX MONTHS ENDED JUNE 30, (Unaudited)                          (in thousands)
--------------------------------------------------------------------------------
                                                              2005        2004
--------------------------------------------------------------------------------

Operating Activities:
  Net income                                               $ 14,773    $ 12,042
  Depreciation, amortization and other non-cash charges       1,509       1,232
  Other net changes in operating activities                  (5,886)      1,588
--------------------------------------------------------------------------------
    Net cash provided by operating activities                10,396      14,862
--------------------------------------------------------------------------------

Investing Activities:
  Capital expenditures                                         (489)     (1,435)
  Other investing activities                                 (5,142)       (973)
--------------------------------------------------------------------------------
    Net cash used for investing activities                   (5,631)     (2,408)
--------------------------------------------------------------------------------

Financing Activities:
  Payment of dividends                                       (3,082)     (2,060)
  Cash paid for common stock purchased and retired           (7,295)     (2,612)
  Other financing activities                                    300         759
--------------------------------------------------------------------------------
    Net cash used for financing activities                  (10,077)     (3,913)
--------------------------------------------------------------------------------

Net (decrease) increase in cash and cash equivalents         (5,312)      8,541
Cash and cash equivalents at beginning of period             46,615      26,244
--------------------------------------------------------------------------------
Cash and cash equivalents at end of period                 $ 41,303    $ 34,785
================================================================================